Monthly Statements to the Securityholders

Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc

2003-HE2

Monthly Period	February 1, 2004 through February 29, 2004
Payment Date	March 25, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,172,787,993.94	0.938205379
Ending	$1,152,430,830.18	0.921920082

Change	$20,357,163.76	0.016285297
A-I-1 Notes
Beginning	$375,424,316.48	0.938560791
Ending	$369,402,921.70	0.923507304

Change	$6,021,394.77	0.015053487
A-II-1 Notes
Beginning	$698,131,033.05	0.930841377
Ending	$683,828,736.58	0.911771649

Change	$14,302,296.47	0.019069729
A-II-2
Beginning	$93,084,137.74	0.930841377
Ending	$91,177,164.88	0.911771649

Change	$1,906,972.86	0.019069729
Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions			Factor per 1000
A-I-1		$408,273.94	1.0206849
A-II-1		$759,217.50	1.0122900
A-II-2		$85,482.27	0.8548227
Enhancer Premium		$140,968.94
Interest Rates
A-I-1 WAC		4.11%
A-II-1 & A-II-2 WAC		4.10%
Libor		1.0900%
Libor + 26 bps		1.3500%
Auction Rate		1.1400%
A-I-1 & A-II-1 Note Rate		1.3500%
A-II-2 Note Rate		1.1400%
Principal Distributions			Factor per 1000
A-I-1		$6,021,394.77	15.05
A-II-1		$14,302,296.47	19.07
A-II-2		$1,906,972.86	19.07
Certificate		$—
Funding Account Balance
Group 1		$—
Group 2		$—
Liquidation Loss Amounts
Group 1		$(11,349.20)
Aggregate Liquidation Losses		$(54,044.85)
Group 2		$—
Aggregate Liquidation Losses		$(18,420.10)
Enhancer Premium		$140,968.94

Aggregate Note Balance	$1,144,408,823.16
Target Overcollateralization Amount	$15,625,000.00
Overcollateralization Amount	$8,022,007.02
Excess to Certificateholder	$—
Net Excess Spread Percentage	2.777%
2-month Rolling Average Net Excess Percentage	2.759%
3-month Rolling Average Net Excess Percentage	2.730%

Wachovia Bank, National Association
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$12,847,277.17
Net Interest	$1,049,957.51
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$376,628,134.62
Ending Balance	$371,203,059.64

Net	$5,425,074.98
Principal Collections	$(12,847,277.17)
Net Draws	$7,422,202.19
Net Principal	$(5,425,074.98)
Gross Interest	$1,206,885.90
Servicing Fee	$(156,928.39)

Net Interest	$1,049,957.51
Enhancer Premium	$(45,363.77)
Note Interest	$(408,273.94)

Excess Spread	$596,319.79
Additional Balance Inc.	$—
Group Excess	$596,319.79
Transfer (to) from Group 2	$—
Excess to Certificate	$—
Delinquencies
30 - 59 Days Past Due	8	$404,975.04
60 - 89 Days Past Due	1	$20,301.35
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures	—	$—
REO	—	$—
Funding Account
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$5,000,000.00
O/C Amount	$1,800,137.94
Gross CPR (Annualized)	34.039%
Net CPR (Annualized)	15.949%
Draw Rate (Annualized)	21.246%
WAM	222.16
Age	13.21

Group 2 Pool

Principal	$34,137,552.95
Net Interest	$2,217,485.49
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$796,159,859.32
Ending Balance	$781,227,770.54

Net	$14,932,088.78
Principal Collections	$(34,137,552.95)
Net Draws	$19,205,464.17
Net Principal	$(14,932,088.78)
Gross Interest	$2,549,218.76
Servicing Fee	$(331,733.27)

Net Interest	$2,217,485.49
Enhancer Premium	$(95,605.17)
Note Interest	$(844,699.76)

Excess Spread	$1,277,180.55
Additional Balance Inc.	$—
Group Excess	$1,277,180.55
Transfer (to) from Group 1	$—
Excess to Certificate	$—
30 - 59 Days Past Due	9	$289,066.17
60 - 89 Days Past Due	1	$37,155.95
90 - 119 Days Past Due	3	$181,870.15
120 - 149 Days Past Due	2	$81,450.87
150 - 179 Days Past Due	2	$505,896.54
180 + Days Past Due		$—
Foreclosures	2	$454,829
REO		—
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$10,625,000.00
O/C Amount	$6,221,869.08
Gross CPR (Annualized)	40.897%
Net CPR (Annualized)	20.324%
Draw Rate (Annualized)	25.399%
WAM	218.66
Age	14.30